CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 44 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 21, 1996, relating to the financial statements and financial highlights appearing in the June 30, 1996 Annual Report to Shareholders of Colonial Municipal Money Market Fund and our reports dated January 12, 1996, relating to the financial statements and financial highlights appearing in the November 30, 1995 Annual Reports to Shareholders of Colonial High Yield
Municipal Fund, Colonial Intermediate Tax-Exempt Fund, Colonial Short-Term Tax-Exempt Fund, Colonial Tax-Exempt Fund, Colonial Tax-Exempt Insured Fund and Colonial Utilities Fund, each a series of Colonial Trust IV, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "The Fund's Financial History" and "The Funds' Financial History", as applicable, in the Prospectuses, which constitute part of this Registration Statement, and "Independent Accountants" in the Statements of Additional Information."


PRICE WATERHOUSE LLP
Boston, Massachusetts
October 15, 1996